Exhibit 5.2

September 13, 2024

HUB Cyber Security Ltd.

2 Kaplan Street
Tel Aviv, Israel 6473403

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (the “Registration Statement”) filed by HUB Cyber Security Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the registration under the Registration Statement of 1,891,847 ordinary shares (the “Primary Shares”), no par value per share, of the Company (the “Ordinary Shares”) upon the exercise of warrants to purchase Ordinary Shares and (ii) the registration for resale under the Registration Statement of (A) 49,523,117 Ordinary Shares (the “Secondary Shares” and together with the Primary Shares, the “Shares”) and (B) 11,687 warrants to purchase Ordinary Shares (the “Warrants” and together with the Primary Shares and the Secondary Shares, the “Securities”), in each case by the selling securityholders named in the Registration Statement.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined the Registration Statement, the Business Combination Agreement, dated March 23, 2022 by and among the Company, Mount Rainier Acquisition Corp. (“RNER”), a Delaware corporation and Rover Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company and any amendments thereto (the “Business Combination Agreement”) in the form of Exhibit 10.46 to the Registration Statement,, the Amended and Restated Warrant Agreement, dated February 28, 2023 by and between the Company, RNER and American Stock Transfer & Trust Company, LLC in the form of Exhibit 10.6 to the Registration Statement (the “Warrant Agent Agreement”), a specimen Warrant certificate in the form of Exhibit 4.2 to the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Warrant Agent Agreement contains provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law.

We have assumed further that the Business Combination Agreement and the Warrant Agent Agreement have been duly authorized, executed and delivered by the parties thereto. We have assumed further that the Company has duly authorized the Shares and the Warrants. We have assumed further that the Company is a company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power, authority and legal right to issue the Securities.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. You are separately reviewing an opinion from Goldfarb Gross Seligman & Co. with respect to the corporate proceedings and due authorization relating to the issuance of the Securities under Israeli law. For purposes of our opinion, we have assumed that the Securities have been duly authorized and that the Securities have been duly and validly issued, fully paid and non-assessable.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Warrants, insofar as they are governed by the law of the State of New York, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms

Greenberg Traurig, P.A. | Attorneys at Law Azrieli Center, Round Tower | 132 Menachem Begin Road, 30th Floor | Tel Aviv, Israel 6701101 | T +1 +972 (0) 3 636 6000 | F +1 +972 (0) 3 636 6010
www.gtlaw.comTLV1 626316626v1

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by holders of the Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.

Greenberg Traurig, P.A. | Attorneys at Law Azrieli Center, Round Tower | 132 Menachem Begin Road, 30th Floor | Tel Aviv, Israel 6701101 | T +1 +972 (0) 3 636 6000 | F +1 +972 (0) 3 636 6010
www.gtlaw.comTLV1 626316626v1